UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2010

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(408) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2010, the Board of Directors of Openwave Systems Inc. amended certain provisions of Openwave’s Bylaws, which amendments included the following changes:

1. Amended Section 3.2 (Number of Directors), Section 3.3 (Election, Qualification and Term of Office of Directors), Section 3.4 (Resignation and Vacancies), and Section 3.13 (Removal of Directors) to conform these Sections to the provisions of Openwave’s Certificate of Incorporation; the previous provisions of these sections were in conflict with Openwave’s Certificate of Incorporation.

2. Amended Sections 2.5 and 2.6 (Advance Notice Provisions) to change the references to 25 days in such sections to 30 days, which 30-day period is consistent with the proxy rules for stockholder proposal submissions. In addition, deleted from these provisions was a parenthetical that applied only with respect to the 2007 annual meeting, which was no longer relevant.

3. Amended Section 3.7 to remove the ability of any vice president or the secretary to call a special meeting of directors.

4. Amended Sections 5.3 and 5.5 to clarify which officers could be appointed by the Chief Executive Officer, which was previously unclear in the prior provisions.

5. Amended Section 5.10 to provide that the Chief Financial Officer is the treasurer of the company.

In addition, the Board of Directors of Openwave Systems Inc. amended certain other provisions of the Bylaws to make certain other minor administrative changes. The Openwave Systems Inc. Bylaws, as amended and restated by the Board on July 27, 2010, are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/S/ BRUCE K. POSEY
Name:	Bruce K. Posey
Title:	General Counsel

Dated: July 30, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws